UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2023

Alphatec Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1950 Camino Vida Roble
Carlsbad, California		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 760 431-9286

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	ATEC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Assignments & Appointments

On July 19, 2023, Alphatec Holdings, Inc.’s (the “Company”) wholly owned operating subsidiary, Alphatec Spine, Inc. (“Alphatec Spine”), entered into a letter of assignment (the “Expatriate Agreement”) with Executive Vice President, Craig Hunsaker, in connection with Mr. Hunsaker’s agreement to relocate to Company-subsidiary EOS imaging, S.A.S.’s Paris, France office, where he will lead the administration of that subsidiary’s day-to-day operations and continue to serve in his current role as the Company’s Executive Vice President, People & Culture. Under the Expatriate Agreement, Mr. Hunsaker’s international assignment begins on or around September 5, 2023, and will continue for an expected fifteen to eighteen months, subject to adjustment by mutual agreement and in accordance with changing business needs. During his international assignment, Mr. Hunsaker will continue to receive his current annual base salary, including a cost-of-living adjustment of $5,000 per month—both subject to review and adjustment in the ordinary course—and will continue to be eligible to participate in the Company’s short-term and long-term incentive programs, as well as the Company’s employee welfare and benefit program. Mr. Hunsaker also will be entitled to certain benefits that are designed to minimize the financial impact of the international assignment and to minimize its disruption to his family and home country residence. Among the benefits offered are tax equalization payments, tax consultation and preparation assistance, participation in an international health plan for Mr. Hunsaker and his eligible dependents, housing assistance and allowances, travel allowances, relocation assistance, transportation allowances and certain transition assistance. Mr. Hunsaker also will be provided certain relocation assistance for his return to the United States upon completion of his international assignment.

In connection with Mr. Hunsaker’s agreement to relocate to France and accept his newly expanded international role in addition to maintaining his current People & Culture role, Mr. Hunsaker stepped down from his role as the Company’s General Counsel and Corporate Secretary, effective as of July 19, 2023. On July 19, 2023, the Company appointed Tyson Marshall as the Company’s General Counsel and Corporate Secretary, effective immediately. Mr. Marshall, age 49, has served as Vice President, Associate General Counsel of Alphatec Spine since 2018. Mr. Marshall joined Alphatec Spine in 2017, as its Director of Legal Affairs. Prior to joining Alphatec Spine, Mr. Marshall served from 2016 to 2017 as General Counsel and Corporate Secretary of Mad Catz Interactive, Inc. (“Mad Catz”), a global provider of interactive entertainment products. From 2013 to 2016, Mr. Marshall served as Associate General Counsel of Mad Catz. Prior to moving in-house, Mr. Marshall spent over ten years in private practice, including eight years with the international, full-service law firm Morrison& Foerster as a member of that firm’s Securities Litigation Enforcement and White Collar Defense group. Before joining Morrison & Foerster, Mr. Marshall was a securities and IP litigator at Fish & Richardson, an IP and commercial litigation firm. Mr. Marshall earned his law degree, magna cum laude, from the University of San Diego School of Law and his B.S. in Psychology from Brigham Young University. Mr. Marshall is a member of the State Bar of California.

The foregoing description of the terms of the Expatriate Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Expatriate Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Executive Severance Agreements

On July 19, 2023, Alphatec Spine entered into an Executive Severance Agreement (the “Severance Agreement”) with each of the following members of its Senior Leadership Team: J. Todd Koning (Executive Vice President, Chief Financial Officer), Eric Dasso (Executive Vice President), Kelli Howell (Executive Vice President), David Sponsel (Executive Vice President), Scott Lish (Senior Vice President), Ali Shorooghi (Senior Vice President), Joseph Walland (Senior Vice President) and Tyson Marshall (General Counsel and Corporate Secretary) (each, an “Executive”). Each Severance Agreement supersedes and replaces any prior severance agreements between the Company and any of its affiliated and/or subsidiary companies relating to the matters set forth in the Severance Agreement.

The Severance Agreement, which does not differ materially in substance from any prior severance agreements superseded and replaced thereby, provides that if an Executive’s employment is terminated without cause, such Executive will be eligible to receive the following severance and other benefits: (a) the payment of cash severance in a lump sum equal to one times the higher of Executive’s annual target total cash compensation (base salary plus target bonus) and Executive’s average annual total cash compensation paid over the prior three calendar years, (b) the payment of any and all premiums for the continuation of the Executive’s health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) the post-termination exercise period for any vested stock options held by Executive at the date of termination will be extended through the later of (i) 90 days after the date of termination and (ii) the remaining term of such awards. Each Executive’s right to receive the severance and other benefits under the Severance Agreement is subject to satisfaction of certain conditions set forth in the Severance Agreement, including (1) the termination of employment is involuntary, (2) the termination is not due to the retirement, death or disability of the Executive, (3) the termination of employment is not for Cause, as defined in the Severance Agreement, (4) the Executive is not eligible to receive severance benefits under any other agreement or plan offered by the Company or has not agreed to waive severance benefits otherwise available from the Company, and (5) the Executive executed a general release of claims in favor of the Company and returns to the Company all property and equipment assigned to or under control of the Executive.

The foregoing description of the terms of each Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Agreement, a form of which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Expatriate Agreement, dated July 19, 2023, between Alphatec Spine, Inc. and an executive officer
10.2	Form of Severance Agreement between Alphatec Holdings, Inc. and certain executive officers
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alphatec Holdings, Inc.

Date:	July 21, 2023	By:	/s/ J. Todd Koning
Executive Vice President and Chief Financial Officer